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Exhibit 24

Power of Attorney

        The undersigned hereby constitutes and appoints Richard F. Rutkowski, Richard A. Raisig, and Thomas M. Walker, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 registering the offer and sale of an indeterminate number of shares of common stock, shares of preferred stock, and warrants, and an indeterminate principal amount of convertible debt securities, as shall have an aggregate offering price of up to $25,000,000, any or all amendments or post-effective amendments to such Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Microvision, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following person in the capacity indicated on December    , 2002.

By:	Director

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  Exhibit 24